UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 10, 2021

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share.	BCPC	NASDAQ Global Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, Paul Coombs, a member of the Board of Directors (the “Board”) of Balchem Corporation. (the “Company”), notified the Board that he would not stand for re-election as a member of Class 2 of the Board for the 2021-2024 period. Mr. Coomb’s term as a director will end at the conclusion of the annual meeting of shareholders of the Company on June 17, 2021. Mr. Coomb’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03	- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2021, the Board amended its Bylaws to reduce the number of Board members from eight to seven members and the number of Class 2 Directors from three to two members.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

3.2	Amended and Restated Bylaws – Effective February 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

	By:	/s/ Mark Stach
Mark Stach, General Counsel and Secretary

Dated: February 12, 2021